Filed pursuant to 424(b)(3)
Registration No. 333-143299

PROSPECTUS

10,498,795 Shares

Offered by Selling Stockholders of

COMMON STOCK

_______________________________

This prospectus may be used only in connection with the resale, from time to time, of up to 10,498,795 shares of our Common Stock, par value $0.001 per share, by the selling stockholders. These shares represent approximately 15.5% of our current outstanding Common Stock, including the shares offered under this prospectus.

Information regarding the selling stockholders and the manner in which they acquired their shares, and the times and manner in which they may offer and sell shares of our Common Stock under this prospectus, is provided under “Selling Stockholders” and “Plan of Distribution” in this prospectus. We will not receive any proceeds from the sale of these shares by the selling stockholders under this prospectus.

Our common stock is listed on the American Stock Exchange under the symbol “THK.”  The AMEX closing price of our common stock on December 28, 2007 was $1.36.

All of the securities offered by this prospectus may be sold from time to time by or on behalf of the selling stockholder. The prices at which the selling stockholders may sell their shares of our Common Stock will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of these shares.

Investing in our securities involves a high degree of risk. See the sections entitled “Risk Factors” and “Forward Looking Statements” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This offering is being made concurrently with the following offerings: up to 53,281,511 shares of our common stock offered by the selling stockholders described therein pursuant to a registration statement which became effective on August 1, 2006 (File No. 333-134823); up to 10,943,425 shares of our common stock offered by the selling stockholders described therein pursuant to a registration statement which became effective on September 25, 2006 (File No. 333-137141) and an indeterminate number of shares of our common stock and warrants to purchase shares of our common stock as may be issued in primary offerings from time to time at indeterminate prices, with an aggregate offering price not to exceed $50,000,000 pursuant to a registration statement which became effective on January 26, 2007 (File No. 333-139979).

The date of this Prospectus is December 28, 2007

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or any other person to provide you with different information or represent anything that is not contained in this prospectus. The information in this prospectus is only accurate as of the date of the front cover of this prospectus. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, certain of our stockholders may sell the common stock described in this prospectus in one or more offerings.

This prospectus relates to the resale of up to 10,498,795 shares of our Common Stock by the selling stockholders identified in this prospectus. The selling stockholders may sell their shares of our Common Stock in the open market at prevailing market prices or in private transactions at negotiated prices. The selling stockholders may sell the shares directly, or may sell them through underwriters, brokers or dealers. Our selling stockholders and their respective agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. Underwriters, brokers or dealers may receive discounts, concessions or commissions from a selling stockholder or from a purchaser and this compensation might be in excess of the compensation customary in the type of transaction involved. We provide more information about how the selling stockholders may sell their shares in the section of this prospectus titled “Plan of Distribution.”

We will not receive any proceeds from any sale of the shares of our Common Stock offered by the selling stockholders. However, we will receive proceeds of at least $12,358,292 if all of the warrants for which the underlying shares are being registered herein are exercised.  We expect to use these proceeds for general corporate purposes.

Because this is a summary, it may not contain all the information that may be important to you. Before making an investment, you should read the entire prospectus carefully, including the risks of investing discussed under “Risk Factors” beginning on page 3 and the financial statements included in our other filings with the SEC. This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under the heading “Where You Can Find Additional Information About Us; Incorporation of Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

THINK PARTNERSHIP INC.

In this prospectus, the terms “the company,” “we,” “us,” and “our” refer to Think Partnership Inc. and, unless the context otherwise requires, its subsidiaries.

We are a Nevada corporation headquartered in Clearwater, Florida.  Through our wholly-owned direct and indirect subsidiaries we provide marketing and technology solutions to businesses and individuals. As of May 23, 2007 we employed 232 persons.  As of May 23, 2007 we operate in thirteen locations across the United Sates and one location in each of Canada, Hong Kong and the United Kingdom. Our principal executive offices are located at 15550 Lightwave Drive, Suite 300, Clearwater, Florida 33760.  Our telephone number is (727) 324-0046. The address of our website is www.thinkpartnership.com.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge on our website, www.thinkpartnership.com. Any and all information found on our website is not part of this or any other report we file with or furnish to the SEC.

From 1993 until 1997 we had no operations.  In 1997, we acquired two private companies that were subsequently divested.  In March 2001, we acquired WorldMall.com which was reincorporated in June 2002 as WebSourced, Inc. and subsequently changed its name to MarketSmart Interactive, Inc.  Since 2002 we have acquired a total of fourteen companies which now serve as the platform for all of our business operations.  Our business is organized into three segments: Network, Direct, and Advertising.

Summary of Products and Services

Our Network Segment, comprised of our wholly owned subsidiaries PrimaryAds, Inc. (PrimaryAds), Litmus Media, Inc. (Litmus), Ozona Online Network, Inc.(Ozona) and KowaBunga! Marketing, Inc.(KowaBunga), offers affiliate marketing solutions to online marketers and advertisers and world class technology solutions.  PrimaryAds is a cost-per-action affiliate marketing network that places its clients’ advertisements on partner websites within its affiliate network and generates revenue each time a web user accepts a desired action, such as signing up for an email or filling out a survey. Litmus provides click fraud protected advertising distribution technologies for the performance-based advertising, search marketing, and e-retailing industries through its ValidClick Search Network (http://www.validclick.com). In the merchant solutions arena, Litmus provides online merchants with a unique patent-pending order abandonment recovery technology, called Second Bite, helping online retailers increase sales by automatically following up with abandoned shoppers to help them complete their purchases. Ozona provides start-to-finish web design, customized web-based applications, database systems, managed and shared hosting solutions and e-commerce.  KowaBunga! provides Internet marketing software technologies, including software for affiliate marketing, search engine marketing and opt-in email marketing.

Our Direct segment is comprised of our directly and indirectly wholly owned subsidiaries Morex Marketing Group LLC (Morex), iLead Media, Inc. (iLead), Real Estate School Online, Inc., Cherish, Inc., Vintacom Florida, Inc. and Personals Plus, Inc.  Morex is a life stages lead generation business that focuses on marketing to expectant mothers and new parents. Morex focuses on generating leads both online and over the phone and markets those leads to Consumer Package Goods manufacturers and advertisers. iLead provides online home business opportunities for individuals throughout the United States through membership in its programs that provide information and resources for the resale of goods online, and access to overstock and dollar-shop goods through iLead’s inventories and through goods available from drop-ship partners. iLead also generates revenue from the sale of customer leads to third parties, as well as the sale of partner memberships or products. Real Estate School Online, Inc. is an online real estate education site, providing accredited real estate licensing courses in eighteen states.  Cherish, Inc. and its wholly owned subsidiaries, Personals Plus, Inc. and Vintacom Florida, Inc. offer a wide variety of online dating communities designed to allow individuals to search for friends, partners and future spouses using interactive websites. Users specify the type of person or couple they are looking for by age, gender, hobbies and location, and then make contact with that individual or individuals in an online environment. Revenues are generated from a monthly membership fee, which allows users to obtain complete access to the individual community. Some of Cherish, Inc.’s websites also display adult content, and encourage the exploration of alternative lifestyles, in addition to providing dating and relationship services.

Our Advertising segment, comprised of our wholly owned subsidiaries MarketSmart Advertising, Inc. (MarketSmart Advertising) and Web Diversity Ltd. (Web Diversity), provides online and off-line advertising, branding, and interactive marketing solutions. MarketSmart Advertising is a traditional off-line advertising agency that provides branding, collateral advertising, public relations, television advertising, and radio advertising services in seven states and the District of Columbia. It also offers interactive marketing solutions designed to help businesses increase revenues from their websites by utilizing a variety of interactive marketing channels, such as search engine optimization, paid search and affiliate marketing. Web Diversity provides paid search management and organic search optimization services.

More comprehensive information about our products is available through our Internet website http://www.thinkpartnership.com. The information on our website is not incorporated by reference into this prospectus.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 29, 2007, which are incorporated into this prospectus by reference and in the applicable prospectus supplement, or in any updates in our Quarterly Reports on Form 10−Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.  Moreover, we operate in a very competitive and rapidly changing environment.  It is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein include forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

You can generally identify forward-looking statements by terms such as “may,” “should,” “could,” “will”, “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words.  All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of our industries and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.  These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, as of the date of the filing that includes the statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us.

Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We do not undertake and specifically decline any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors” as well as in our in our Annual Report on Form 10-K filed with the SEC on March 29, 2007, which are incorporated into this prospectus by reference, and in our most recent Annual Report on Form 10−K under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholders. However, we will receive proceeds of at least $12,358,292 if all of the warrants for which the underlying shares are being registered herein are exercised.  We expect to use these proceeds for general corporate purposes.

DESCRIPTION OF SECURITIES

Common Stock

We have the authority under our Articles of Incorporation, as amended, to issue up to 200 million shares of our common stock, par value $0.001 per share.  As of December 28, 2007, there were 67,646,350 shares of our common stock issued and outstanding.  The shares of our common stock that are the subject of this prospectus are part of a class of capital stock that has been registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Please see the description of common stock set forth in our registration statement on Form SB-2 (Registration No. 333-121761) filed with the SEC on December 30, 2004, and any amendments thereto or reports filed for the purpose of updating such description, which description is incorporated by reference into our registration statement on Form 8-A filed with the SEC on February 28, 2005.

SELLING SHAREHOLDERS

The following table sets forth the name of each selling shareholder, the aggregate number of shares of common stock beneficially owned by each selling shareholder as of May 23, 2007 (unless otherwise noted in the applicable footnote to the table), and the aggregate number of shares of common stock that each selling shareholder may offer and sell pursuant to this prospectus. Unless noted in the table and the footnotes below, the shares of our common stock being offered herein relate to the following offerings:

We closed the sale of $26.5 million of Series A Convertible Preferred Stock (“the Preferred Stock”) and warrants to purchase up to 5.3 million shares of our common stock (the “Initial Warrants”) to certain accredited investors on April 5, 2006. The holders of the Preferred Stock had the right to convert their holdings into shares of common stock at a price of $2.00 per share subject to possible adjustments from time to time. If not converted, we would have been required to redeem the preferred stock on April 5, 2008. The Initial Warrants issued in connection with our private placement of the Preferred Stock are exercisable for five years at an initial exercise price of $2.50 per share, subject to certain adjustments.

On December 12, 2006, the Company entered into separate legal agreements with the holders of the Company’s then remaining Preferred Stock, pursuant to which $25 million worth of the outstanding shares of Preferred Stock were exchanged for an aggregate of 12.5 million shares of common stock (the “Conversion”). Preferred stock worth $1.5 million had previously converted into 750,000 shares of common stock without any inducement. As an inducement to effect the Conversion, the Company issued additional warrants (“Conversion Warrants”) to the converting holders, exercisable for five years, to purchase up to an aggregate of 2,000,006 shares of common stock at an exercise price of $3.05 per share and an aggregate of 1,000,007 shares of common stock at an exercise price of $4.00 per share. As a result of these conversions, we have no preferred stock outstanding.

The Company agreed to file, within 60 business days following demand from any holder of the Conversion Warrants, a registration statement covering the shares of common stock issuable upon the exercise of the Conversion Warrants issued to each such holder. Demand was received and the Registration Statement to which this prospectus relates satisfies our registration statement obligation for the Conversion Warrants. The exercise prices and the number of shares underlying the Warrants are subject to adjustment in certain instances, including if the Company issues common stock at a price below the exercise price of the Warrants. In order to provide for the additional shares of common stock which might be issuable upon such adjustment, we are registering 125% of the number of shares of common stock issuable upon exercise of the Conversion Warrants. Of the shares being offered hereby, 3,750,017 shares represent 125% of the number of shares of common stock issuable upon exercise of the Conversion Warrants.

The 13.25 million shares of common stock issued upon the conversion of all shares of Preferred Stock and the 6.625 million shares of common stock potentially issuable upon the exercise of the Initial Warrants (125% of the nominal amount of such warrants) are covered by the registration statement on Form S-3 declared effective by the SEC on August 1, 2006 under Registration No. 333-134823. That registration statement remains effective as of the date of this prospectus.

On June 30, 2006, the Company entered into a Securities Purchase Agreement, pursuant to which the Roberti Jacobs Family Trust (the “Trust”) and T. Benjamin Jennings, the Company’s former chairman, agreed to sell to certain private investors an aggregate of 3,229,726 shares of the Company’s common stock and warrants to purchase an aggregate of 3,130,000 shares of common stock (collectively, the “Securities”). Mr. Robert T. Geras, a director of the Company and one of the private investors, purchased an aggregate of 500,000 shares of common stock and warrants. Magnetar Capital Master Fund, Ltd., Fort Mason Master, LP and Fort Mason Partners, LP, also included in this prospectus as recipients of Conversion Warrants, were among the purchasers of the Securities. The purchase price for the Securities was $1.43 per share and the purchase price for each warrant was equal to $1.43 less the exercise price of the warrant. The transaction contemplated by the Securities Purchase Agreement closed on July 3, 2006, the investors immediately exercised the warrants and the aggregate exercise price of $371,300 was paid to the Company. The Securities were pledged to Scott P. Mitchell, the Company’s current chief executive officer, as security for a loan made by Mr. Mitchell to Mr. Jennings and Mr. Gerard M. Jacobs, the Company’s former chief executive officer. A portion of the proceeds of the sale of the Securities was used to repay in full the loan to Mr. Mitchell. In connection with the Securities Purchase Agreement, the Company also granted to the investors certain registration rights, pursuant to a definitive Registration Rights Agreement, under which the Company agreed to continue to list the Securities for registration in the Company’s Registration Statement on Form SB-2 (File No. 333-121761) and to update the Selling Shareholder table contained therein to reflect the sale of the Securities to the investors. The Company satisfied its registration rights obligation by causing the amended Registration Statement on Form SB-2 to become effective on July 24, 2006 under Registration No. 333-121761.  5,217,700 unsold shares of such Securities are included in the registration statement to which this prospectus relates. Upon the effectiveness of the registration statement to which this prospectus relates Registration No. 333-121761 will be deemed terminated.

On  August  19,  2004,  we  acquired,  through a  wholly-owned  subsidiary, WebCapades,  Inc.,  for $3.5  million  in cash,  1,904,762 shares of our common stock, $1.2 million in two-year  promissory notes payable by us and a contingent earn out of $500,000.  Scott Mitchell and Kristine E. Mitchell, the principal stockholders of WebCapades, each signed three-year employment agreements with WebCapades, Inc. and Cherish.  We also granted Scott Mitchell warrants to purchase 150,000 shares of our common stock, 50,000 at an exercise price of $2.10 per share, 50,000 at an exercise price of $2.40 per share (the market price on the first anniversary of the closing of the WebCapades acquisition) and 50,000 at an exercise price equal to the market price on the second anniversary of the closing of the WebCapades acquisition. Certain other employees of WebCapades were also granted warrants to purchase an aggregate of 90,600 shares of our common stock at an exercise price of $2.10 per share.  Scott Mitchell is currently the Chief Executive Officer and a director of the Company. Kristine E. Mitchell is the President of the Company’s Cherish subsidiary. They are husband and wife.  In April and May, 2007, Mr. Mitchell purchased on the open market 5,900 shares of the Company’s Common Stock.  On July 12-16, 2007, Mr. and Mrs. Mitchell completed a Rule 144 sale of 918,100 shares sold pursuant to a Rule 10b5-1 trading plan dated June 12, 2007.

On March 9, 2004, we completed a private placement of common stock. We sold a total of  1,718,750  shares  of our  common  stock  to a group  of  accredited investors at a price of $1.60 per share,  resulting  in gross  proceeds of $2.75 million.

On August 19, 2004 we completed a private  placement of 2,049,813 shares of our  common  stock at a price of  $2.05  per  share,  to a group of  accredited investors  resulting  in gross  proceeds  of  $4,202,104. We also  granted  the purchasers  warrants  to  purchase  512,457  shares  of our  common  stock at an exercise price of $2.05 per share.

On December 6, 2004,  we  completed  an offering of $4.3  million  units at $3.50 per unit, with each unit comprised of one share of common stock, par value $0.001  per  share and one  warrant  to  purchase  0.55  share of  common  stock resulting in gross proceeds of $15,050,000.

Shares of our common stock and warrants originally issued in the August 19, 2004 acquisition of WebCapades, sold in the June 30, 2006 private placement by selling shareholders, issuable upon exercise of the Conversion Warrants and sold by the Company in 2004 private placements constitute the bulk of the shares of common stock which may be sold pursuant to this prospectus. Reference is made to these transactions and other transactions by the selling shareholders in the following table.

Because the selling shareholders may offer all or a portion of the shares at any time and from time to time after the date hereof, or none of the shares, no estimate can be made of the number of shares that each selling shareholder may retain upon completion of the offering.  Of the shares offered hereby, 6,481,894 shares are issued and outstanding as of the date of this prospectus, and an aggregate of 4,016,901 shares have been reserved for issue by the Company to certain of the selling shareholders upon exercise of the Conversion Warrants or other warrants. The number and percentage of shares beneficially owned after the offering will depend, among other things, on the number of shares actually sold by that selling shareholder.  The table set forth below does not include any additional number of shares which may be issued to prevent dilution resulting from stock splits, stock dividends or similar events, all of which shares, to the extent permitted under Rule 416 of the Securities Act, are being offered by this prospectus.

Except as described in the footnotes below and for the ownership of the common stock and warrants issued as described above, the selling shareholders have not had any material relationship with the Company in the past three years.

Selling Shareholder	No. Shares Beneficially Owned Prior to Offering(a)	Maximum No. Shares Being Offered(a)	No. Shares Beneficially Owned After Offering(b)	% of Outstanding Shares Owned After Offering(b)
Magnetar Capital Master Fund, Ltd(F)(G)(1)(2)(3)	5,435,078	4,734,645	2,990,078	4.42%
Mac & Co(G)(4)	330,675	38,025	292,650	*
Calhoun & Co FFC City of Dearborn Policemen and Firemen Revised Retirement Systems(G)(5)	77,722	9,922	67,800	*
Calhoun & Co FFC City of Dearborn General Employees Retirement Systems(G)(6)	49,029	6,259	42,770	*
William Blair Small Cap Growth Fund(G)(7)	7,320,137	840,767	6,479,370	9.58%
Booth & Co FFC Hartmarx Retirement Income Trust(G)(8)	100,544	12,754	87,790	*
Booth & Co FFC Rush University Medical Center Endowment Account(G)(9)	132,179	16,769	115,410	*
Booth & Co FFC Rush University Medical Center Pension and Retirement(G)(10)	159,174	20,194	138,980	*
Bear Stearns Sec. Corp. Cust. J. Steven Emerson Inv. Act. (G)(11)	520,853	70,853	450,000	*
Bear Stearns Sec. Corp. FBO J. Steven Emerson Roth IRA(G)(12)	1,428,372	236,172	1,192,200	1.76%
Bear Stearns Sec. Corp. FBO J. Steven Emerson IRA Rollover II(G)(13)	2,905,590	401,490	2,504,100	3.70%
Umbtru & Co. FBO Oberweis Emerging Growth Fund(G)(14)	993,832	318,832	675,000	*
Umbtru & Co. FBO Oberweis Micro-Cap Fund(15)	478,512	153,512	325,000	*
Fort Mason Master, LP(G)(16)	779,918	310,418	469,500	*
Fort Mason Partners, LP(G)(17)	44,908	14,408	30,500	*
Jody Brown(18)	191,431	41,431	150,000	*
Robert Geras (A)(C)(F)(19)	1,242,085	681,264	560,821	*
David J. Lies (B)(C)(F)(20)	458,000	298,000	160,000	*
George Mellon (B)(21)	262,500	62,500	200,000	*
Judson Vanzee(E)(22)	750	750	0	0%
Katherine Dennison (D)(23)	59,048	59,048	0	0%
Kreg Gresham(E)(24)	1,200	1,200	0	0%
Lasalle Properties, Inc. Profit Sharing Plan(B)(25)	304,879	304,879	0	0%
Liolios Group, Inc.(26)	100,500	100,500	0	0%
Mellon Enterprises (C)(27)	38,750	38,750	0	0%
Michael J. Terrell(F)(28)	112,500	62,500	50,000	*
Patrick Investments LLC (C)(F)(29)	216,500	129,400	87,100	*
Patrick and Susan Terrell(F)(30)	394,800	164,800	230,000	*
Patrick Walsh (E)(31)	250,000	225,000	25,000	*
Scott and Kristi Mitchell (D)(32)	1,433,038	1,033,038	400,000	*
Scott and Kristi Mitchell Holdings FLP (C)(33)	110,715	110,715	0	0%

*

Indicates that after the offering the selling shareholder will hold less than 1% of the shares of common stock outstanding as of May 24, 2007.

(a)

Because the exercise price of Conversion Warrants identified in note (G) may be adjusted, this prospectus covers the resale of at least 125% of the number of shares of common stock issuable upon exercise of Conversion Warrants.  Unless otherwise noted, the amounts listed in these columns reflect the fully-diluted common stock ownership of the selling shareholders and include, where applicable, the maximum number of shares of common stock issuable upon exercise of all warrants held by the respective selling stockholder as of May 24, 2007, including the Conversion Warrants. The number of shares that will actually be issued upon exercise of the warrants may be more or less than the number of shares being offered by this prospectus.  Accordingly, “beneficial ownership” as calculated pursuant to Rule 13d-3 of the rules and regulations under the Securities Exchange Act of 1934, as amended, includes the maximum number of additional shares that may be issued to each selling shareholder.

(b)	Assumes all shares being registered will be sold; actual number to be sold, if any, is in the sole discretion of the holder in question. Excludes shares being offered on other registration statements.

(A)	Shares being offered include shares purchased in our March 9, 2004 private placement.
(B)	Shares being offered include shares and/or warrants purchased in our August 19, 2004 private placement.
(C)	Shares being offered include shares and/or warrants purchased in our December 6, 2004 private placement.
(D)	Shares being offered include shares and warrants issued in our August 19, 2004 acquisition of WebCapades, Inc.
(E)	Shares being offered include warrants issued for serving as an officer, director or employee of the Company at the time of issuance.
(F)	Shares being offered include shares purchased in the July 3, 2006 private sale by T. Benjamin Jennings and the Roberti Jacobs Family Trust.
(G)

Shares being offered include shares underlying the Conversion Warrants to purchase shares of common stock (subject to adjustment as provided in the warrant) received as an inducement to effect the Conversion, pursuant to the Company's December 12, 2006 offer to the remaining holders of Series A Convertible Preferred Stock. In the aggregate, 3,000,013 Conversion Warrants were issued, 2,000,007 with an exercise prices of $3.05 per share and 1,000,006 with an exercise price of $4.00 per share, subject to adjustment as provided in the Conversion Warrants, including for sales or issuances of common stock at less than the then applicable exercise price (with a floor of $2.55 and $3.50, respectively) and the stock splits and stock dividends).  As increased to 125% of the stated amount of shares of common stock which may be acquired upon exercise of the Conversion Warrants, 3,750,017 is the aggregate  number of shares, 2,000,007 with 2,500,009 exercisable at $3.05 per share and 1,250,008 exercisable at $4.00 per share, subject to adjustment. The number of shares subject to the Conversion Warrants included in each footnote for individual selling shareholders has similarly been increased by 125% of the stated amount.

(1)

Magnetar Financial LLC is the investment advisor of Magnetar Capital Master Fund, Ltd (“Magnetar Master Fund”) and consequently has voting control and investment discretion over securities held by Magnetar Master Fund. Alec Litowitz has voting control over Supernova Management LLC, the general partner of Magnetar Capital Partners LP, the sole managing member of Magnetar Financial LLC. As a result, Mr. Litowitz may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of any shares deemed to be beneficially owned by Magnetar Financial LLC.

(2)

Ownership prior to offering includes 1,980,939 shares (as of November 14, 2007) of common stock which were issued upon conversion of Series A convertible preferred stock, 3,435,000 shares (as of November 14, 2007) of common stock purchased as disclosed in (F) and 9,139 shares (as of November 14, 2007) of common stock purchased in open market transactions. Ownership excludes the following shares underlying warrants to purchase shares of common stock: 1,000,000 shares at $2.50 per share, 693,144 shares at $3.05 per share and 346,572 shares at $4.00 per share (subject to adjustment as provided in the warrant). The terms of such warrants contain a blocker provision (the "Blocker") under which the holder thereof does not have the right to exercise such warrants to the extent that such exercise would result in beneficial ownership by the holder thereof, together with its affiliates, of more than 4.90% or 4.99%, as applicable, of the shares of common stock issued and outstanding immediately following such exercise. Without such Blockers, 7,464,794 shares (as of November 14, 2007) of common stock would be beneficially owned by Magnetar Financial LLC.  Even though Magnetar Master Fund is unable to currently exercise its warrants due to the Blocker, the Blocker does not prohibit Magnetar Master Fund from selling all or a portion of its Common Stock holdings such that its Common Stock holdings would be less than the Blocker threshold and then exercising such warrants for additional shares, subject still to the Blocker. Magnetar Master Fund could then sell those shares so acquired upon exercise of such warrants. All of the shares which Magnetar Master Fund owns (other than 9,139 shares (as of November 14, 2007) which were acquired in open market transactions) and could acquire upon exercise of such warrants (if the Blockers are disregarded) are currently being, or have been, registered for sale. Of the 7,455,655 shares that Magnetar Master Fund currently owns (as of November 14, 2007) (excluding the 9,139 shares (as of November 14, 2007) which were acquired in open market transactions) and could acquire upon the exercise of its warrants (if the Blockers are disregarded), 3,435,000 remaining shares (as of November 14, 2007) of the 4,200,000 registered shares of Common Stock are offered under a registration statement on Form SB-2, registration no. 333-121761 effective on July 24, 2006 and being reregistered on the instant registration statement; 3,750,000 shares of Common Stock are offered under a registration statement on Form S-3, registration no. 333-134823 effective on August 1, 2006; and 1,299,645 shares of Common Stock are being newly offered under the instant registration statement. This total of 8,484,645 shares of Common Stock being offered on all registrations is in excess of the 7,455,655 shares (as of November 14, 2007) owned by Magnetar Master Fund (excluding the 9,139 shares (as of November 14, 2007) which were acquired in open market transactions) as of November 14, 2007 and which Magnetar Master Fund could acquire upon exercise of such warrants (if the Blockers are disregarded) because the Company agreed to register 125% of the shares underlying such warrants and some of the previously registered shares have been sold.

(3)

Does not include 1,139,080 shares of common stock of which each of MCP, Supernova and Mr. Litowitz (but not Magnetar Financial LLC) may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended).

(4)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 25,350 shares at $3.05 per share and 12, 675 shares at $4.00 per share.  Karl Brewer has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 8,169,460 shares in the aggregate. Ownership includes 212,150 shares of common stock, of which 161,000 shares were issued upon conversion of Series A convertible preferred stock and, together with 80,500 shares of common stock underlying a warrant to purchase shares of common stock (subject to adjustment as provided in the warrant, stated at 125% of the face amount), are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(5)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 6,614 shares at $3.05 per share and 3,308 shares at $4.00 per share.  Karl Brewer has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 8,169,460 shares in the aggregate. Ownership includes 46,800 shares of common stock, of which 42,000 shares were issued upon conversion of Series A convertible preferred stock and, together with 21,000 shares of common stock underlying a warrant to purchase shares of common stock at $2.50 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount), are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(6)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 4,173 shares at $3.05 per share and 2,086 shares at $4.00 per share.  Karl Brewer has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 8,169,459 shares in the aggregate. Ownership includes 29,520 shares of common stock, of which 26,500 shares were issued upon conversion of Series A convertible preferred stock and, together with 13,250 shares of common stock underlying a warrant to purchase shares of common stock at $2.50 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount), are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(7)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 560,511 shares at $3.05 per share and 280,256 shares at $4.00 per share. Karl Brewer has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 8,169,460 shares in the aggregate. Ownership includes 4,699,370 shares of common stock, of which 3,560,000 shares were issued upon conversion of Series A convertible preferred stock and, together with 1,780,000 shares of common stock underlying a warrant to purchase shares of common stock at $2.50 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount), are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(8)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 8,503 shares at $3.05 per share and 4,251 shares at $4.00 per share.  Karl Brewer has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 8,169,460 shares in the aggregate.  Ownership includes 60,790 shares of common stock, of which 54,000 shares were issued upon conversion of Series A convertible preferred stock and, together with 27,000 shares of common stock underlying a warrant to purchase shares of common stock at $2.50 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount), are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(9)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 11,179 shares at $3.05 per share and 5,590 shares at $4.00 per share. Karl Brewer has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 8,169,459 shares in the aggregate. Ownership also includes 79,910 shares of common stock, of which 71,000 shares were issued upon conversion of Series A convertible preferred stock and, together with 35,500 shares of common stock underlying a warrant to purchase shares of common stock at $2.50 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount), are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(10)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 13,463 shares at $3.05 per share and 6,731 shares at $4.00 per share. Karl Brewer has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 8,169,460 shares in the aggregate. Ownership also included 96,230 shares of common stock, of which 85,500 shares were issued upon conversion of Series A convertible preferred stock and, together with 42,750 shares of common stock underlying a warrant to purchase shares of common stock at $2.50 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount), are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(11)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 47,235 shares at $3.05 per share and 23,618 shares at $4.00 per share. J. Steven Emerson has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 4,854,814 shares in the aggregate. Ownership includes 300,000 shares issued upon conversion of Series A convertible preferred stock and 150,000 shares of common stock underlying a warrant to purchase shares of common stock at $2.50 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount), which are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(12)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 157,448 shares at $3.05 per share and 78,724 shares at $4.00 per share. J. Steven Emerson has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 4,854,814 shares in the aggregate.  Ownership also includes 692,200 shares issued upon conversion of Series A convertible preferred stock and 500,000 shares of common stock underlying a warrant to purchase shares of common stock at $2.50 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount), which are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(13)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 267,660 shares at $3.05 per share and 133,830 shares at $4.00 per share. J. Steven Emerson has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 4,854,814 shares in the aggregate. Ownership also includes 1,654,100 shares issued upon conversion of Series A convertible preferred stock and 850,000 shares of common stock underlying a warrant to purchase shares of common stock at $2.50 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount), which are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(14)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 212,554 shares at $3.05 per share and 106,278 shares at $4.00 per share.  James W. Oberweis has voting and dispositive power with respect to an aggregate of 1,472,344 shares to be resold by the selling shareholder.  The selling shareholder, an affiliate of a registered broker-dealer, acquired the shares of Series A convertible preferred stock and warrants in the ordinary course of business and at the time of the acquisition had no understandings or arrangements with any other person, either directly or indirectly, to distribute the securities.  Ownership also included 675,000 shares of common stock underlying a warrant to purchase shares of common stock at $2.50 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount), which are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(15)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 102,341 shares at $3.05 per share and 51,171 shares at $4.00 per share.  James W. Oberweis has voting and dispositive power with respect to an aggregate of 1,472,344 shares to be resold by the selling shareholder.  The selling shareholder, an affiliate of a registered broker-dealer, acquired the shares of Series A convertible preferred stock and warrants in the ordinary course of business and at the time of the acquisition had no understandings or arrangements with any other person, either directly or indirectly, to distribute the securities. Ownership included 325,000 shares of common stock underlying a warrant to purchase shares of common stock at $2.50 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount), which are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(16)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 206,945 shares at $3.05 per share and 103,473 shares at $4.00 per share.  The shares listed herein are owned by Fort Mason Master, L.P. and Fort Mason Partners, L.P. (collectively, the "Fort Mason Funds"). Fort Mason Capital, LLC serves as the general partner of each of the Fort Mason Funds and, in such capacity, exercises sole voting and investment authority with respect to an aggregate of 824,826 shares. Daniel German serves as the sole managing member of Fort Mason Capital, LLC. Fort Mason Capital, LLC and Mr. German each disclaim beneficial ownership of such shares, except to the extent of its or his pecuniary interest therein, if any. Ownership includes 469,500 shares of common stock underlying a warrant to purchase shares of common stock at $2.50 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount), which are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(17)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 9,605 shares at $3.05 per share and 4,803 shares at $4.00 per share.  The shares listed herein are owned by Fort Mason Master, L.P. and Fort Mason Partners, L.P. (collectively, the "Fort Mason Funds"). Fort Mason Capital, LLC serves as the general partner of each of the Fort Mason Funds and, in such capacity, exercises sole voting and investment authority with respect to an aggregate of 824,826 shares. Daniel German serves as the sole managing member of Fort Mason Capital, LLC. Fort Mason Capital, LLC and Mr. German each disclaim beneficial ownership of such shares, except to the extent of its or his pecuniary interest therein, if any. Ownership also include 30,500 shares of common stock underlying a warrant to purchase shares of common stock at $2.50 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount), which are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(18)

Mr. Brown's ownership and the shares being offered include shares of common stock underlying a warrant to purchase 41,431 shares of common stock at $2.05 per share, awarded August 19, 2005. His ownership includes shares of common stock underlying and options to purchase 150,000 shares of common stock at $1.92 per share awarded to Mr. Brown on September 1, 2006 under the Company's 2005 Long-Term Incentive Plan, which commence vesting on the first anniversary of the grant. Mr. Brown is currently the Company's Chief Financial Officer.

(19)

Mr. Geras' ownership and the shares being offered include 500,000 shares of common stock and 181,264 shares underlying warrants to purchase shares of common stock at $4.12 per share. His additional ownership includes 360,821 shares of common stock; and shares subject to options to purchase 200,000 shares of common stock at $2.19 per share awarded to Mr. Geras on August 3, 2006 under the Company's 2005 Long-Term Incentive Plan, which commence vesting on the first anniversary of the grant. Mr. Geras is currently a director of the Company and beneficially owns a total of 1,546,964 shares of common stock or shares of common stock underlying warrants and options.

(20)

Mr. Lies' ownership and the shares being offered consists of 240,000 shares of common stock and shares of common stock underlying warrants to purchase common stock in the amounts, at the exercise prices and on the terms as set forth herein:  25,000 shares at $2.05 per share; and 33,000 shares at $4.12 per share. His ownership includes an additional 160,000 shares of common stock

(21)

Mr. Mellon's ownership and the shares being offered include 50,000 shares of common stock and shares of common stock underlying warrants to purchase 12,500 shares at $2.05 per share. His ownership includes options to purchase 200,000 shares of common stock at $2.19 per share awarded to Mr. Mellon on August 3, 2007 under the Company's 2005 Long-Term Incentive Plan, which commence vesting on the first anniversary of the grant.  Mr. Mellon is currently a director of the Company.

(22)	Ownership and the shares being offered consist of 750 shares of common stock acquired from the exercise at $0.16 per share under warrants acquired July 31, 2003 while an employee of the Company.
(23)

Ms Dennison's ownership and the shares being offered include 19,048 shares of common stock and shares underlying warrants to purchase 40,000 shares of common stock at $2.10 per share acquired in the acquisition of WebCapades, Inc. Ms Dennison is currently the Company's Vice President of Finance.

(24)	The shares being offered consist of 1,200 shares of common stock acquired from the exercise at $0.16 per share under warrants acquired July 31, 2003 while an employee of the Company.
(25)

LaSalle Properties, Inc. Profit Sharing Plan’s ownership consists of 243,903 shares of common stock and shares of common stock underlying warrants to purchase 60,976 shares of common stock at $2.05 per share. Robert T. Geras, a director of the Company, has voting and dispositive power with respect to such shares and is the sole beneficiary thereof. Mr. Geras beneficially owns a total of 1,546,964 shares of common stock or shares of common stock underlying warrants and options.

(26)

Ownership and the shares being offered consist of shares of common stock to be acquired by exercise of a warrant to purchase 100,500 shares of common stock at $2.00 per share. The warrant was acquired as part of their May 22, 2006 agreement with the Company to provide financial public relations services. The warrant had piggyback registration and cashless exercise rights. Scott Liolios has voting and dispositive power with respect to the shares to be resold by the selling shareholder

(27)

Mellon Enterprise's ownership and the shares being offered consist of 25,000 shares of common stock and shares of common stock underlying warrants to purchase 13,750 shares of common stock at $4.12 per share.  Mr. George Mellon has voting and dispositive power with respect to the shares to be resold by Mellon Enterprises. Mr. Mellon is currently a director of the Company.

(28)	Mr. M. Terrell's ownership and the shares being offered include 50,000 shares of common stock and shares of common stock underlying warrants to purchase 12,500 shares at $2.05 per share.
(29)

The shares being offered include 112,900 shares of common stock and shares of common stock underlying warrants to purchase 16,500 shares at $2.05 per share. Mr. Pat Terrell has voting and dispositive power with respect to the shares to be resold by the selling shareholder.

(30)	Mr. and Mrs. P. Terrell's are joint owners. The shares being offered include 114,800 shares of common stock and shares of common stock underlying warrants to purchase 50,000 shares at $2.05 per share.
(31)

The shares being offered consists of shares of common stock underlying warrants to purchase common stock underlying warrants acquired on July 31, 2003 to purchase 200,000 shares of common stock at $0.13 per share and warrants acquired on January 20, 2005 to purchase 25,000 shares at $5.25 per share. Mr. Walsh's ownership includes options to purchase 25,000 shares of common stock at $2.19 per share awarded to Mr. Walsh on August 3, 2006 under the Company's 2005 Long-Term Incentive Plan, which commence vesting on the first anniversary of the grant. Mr. Walsh is currently a director of the Company.

(32)

Scott and Kristi Mitchell's ownership, updated for the July 12-16, 2007 Rule 144 sale of 918,100 shares sold pursuant to a Rule 10b5-1 trading plan dated June 12, 2007, includes 854,467 shares of common stock.  Following this sale, their ownership and the shares being offered include 783,038 shares of common stock held as joint tenants and shares of common stock underlying warrants to purchase shares of common stock in the amounts, at the exercise prices and on the terms as set forth herein:  50,000 shares exercisable at $2.40, which warrants vest on August 19, 2006; 50,000 shares exercisable at $2.05 per shares, which warrants vest August 19, 2007; 50,000 shares exercisable at $2.10 per share, which warrants vested on August 19, 2005; and 100,000 shares exercisable at $0.13 per share which warrants were acquired from T. Benjamin Jennings and the Roberti Jacobs Family Trust pursuant to the terms of a loan made by Mr. Mitchell to Messrs. Jacobs and Jennings. On August 3, 2006, the Company issued to Mr. Mitchell options under the 2005 LTIP to purchase 400,000 shares of common stock, at an exercise price of $2.19 per share, one-third vesting on each of the first, second and third anniversary of the date of issuance, which are included in the shares owned. Mr. Mitchell is the Company’s president and chief executive officer. Mrs. Mitchell is president of the Company's Cherish subsidiary. Together with Scott and Kristi Mitchell Holdings FLP they beneficially own an aggregate of 1,543,753 shares of common stock.

(33)

Consists of 71,429 shares of common stock and shares of common stock underlying warrants to purchase 39,286 shares of common stock at $4.12 per share.  Mr. Scott Mitchell has voting and dispositive power with respect to the shares to be resold by Scott and Kristi Mitchell Holdings, FLP. Mr. Mitchell is the Company’s president and chief executive officer. Mrs. Mitchell is president of the Company's Cherish subsidiary.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling shareholders to permit the resale of these shares by these shareholders from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. However, we will receive proceeds of approximately $12,358,292 if all of the warrants for which the underlying shares are being registered herein are exercised.  We expect to use these proceeds for general corporate purposes.  We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions.  The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions,

•

on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•

in the over-the-counter market;

•

in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•

through the writing of options, whether such options are listed on an options exchange or otherwise;

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

short sales made after the date the Registration Statement is declared effective by the SEC;

•

sales pursuant to Rule 144;

•

broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.  The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.  The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $19,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any.  We may be required to indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with applicable  registration rights agreements, or the selling shareholders may be entitled to contribution.  We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed on for us by Vaughn W. Duff, Esq., the Company’s General Counsel.

EXPERTS

Our consolidated financial statements for the years ended December 31, 2006 and 2005 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Blackman Kallick Bartelstein LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other documents with the SEC.  We also furnish our shareholders annual reports containing financial statements audited by our independent accountants and make available quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.  The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  We are an electronic filer, and the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers such as us that file electronically with the SEC.  The address of that site is www.sec.gov.  We also make available free of charge on or through our Internet website, www.thinkpartnership.com, our annual, quarterly and current reports, and, if applicable, amendments to those reports, filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such reports with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus and any prospectus supplement. This prospectus and any prospectus supplement, which constitutes a part of that registration statement, does not contain all the information contained in that registration statement and its exhibits and schedules. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. Statements contained in this prospectus and any prospectus supplement as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the securities offered hereby, reference is made to such registration statement, exhibits and schedules. The registration statement and any of amendments to the registration statement, including exhibits and schedules filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying through the SEC’s Public Reference Room and the SEC website referenced above.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus and any prospectus supplement the information that we file with it. This means that we can disclose important information to you by referring you to other documents that contain such information.  The information we incorporate by reference is considered to be part of this prospectus and any prospectus supplement, and information we later file with the SEC will automatically update and supersede the information in this prospectus and any prospectus supplement.  The following documents filed by us with the SEC are incorporated herein by reference:

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 29, 2007;

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our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007, filed with the SEC on November 1, 2007;

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our current reports on Form 8-K filed with the SEC on January 25, 2006, January 31, 2006, February 3, 2006, February 22, 2006, March 15, 2006, March 22, 2006 (two separate reports filed), April 10, 2006, May 2, 2006, May 12, 2006, May 16, 2006, May 30, 2006, June 7, 2006, June 12, 2006, June 29, 2006, July 6, 2006, August 4, 2006, August 10, 2006, September 6, 2006; October 20, 2006; November 1, 2006; November 6, 2006; November 9, 2006; December 13, 2006; January 2, 2007; February 16, 2007; May 7, 2007, May 31, 2007, June 19, 2007; July 20, 2007, August 8, 2007;  November 19, 2007; November 20, 2007; and December 26, 2007.

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the description of our common stock set forth in our registration statement on Form SB-2 (Registration No. 333-121761) filed with the SEC on December 30, 2004, including any amendments thereto or reports filed for the purpose of updating such description, and incorporated by reference into our registration statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act with the SEC on February 28, 2005; and

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all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referenced in (i) above.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8−K which is not deemed to be filed and not incorporated by reference herein.

Upon written or oral request, we will provide to each person to whom a copy of this prospectus or any prospectus supplement is delivered, including a beneficial owner, a copy of any or all of the information that has been incorporated by reference in this prospectus and any prospectus supplement, and any exhibits specifically incorporated by reference in those documents, at no cost to the requester. You may request copies by contacting us at the following address or telephone numbers: 15550 Lightwave Drive, Suite 300, Clearwater, Florida 33760, (727) 324-0046.

Any statement incorporated or deemed incorporated herein by reference will be deemed to be modified or superseded for the purpose of the registration statement, this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus, any prospectus supplement or in any subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the registration statement, this prospectus or any prospectus supplement.

PROSPECTUS

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December 28, 2007